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                                                                    EXHIBIT 10.2

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (this "Agreement") is made as of April 1, 2002 by and between Apogent Technologies Inc., a Wisconsin corporation (the "Company"), and Robert V. Ahlgren, a director and/or an executive officer of the Company ("Indemnitee").

         WHEREAS, it is essential to the Company to retain and attract as directors and executive officers the most capable persons available; and

         WHEREAS, both the Company and Indemnitee recognize the risk of litigation, and claims being asserted, against directors and executive officers of public companies in today's environment; and

         WHEREAS, applicable provisions of the Wisconsin Business Corporation Law (the "WBCL") and of the Company's Bylaws (the "Bylaws") require the Company to indemnify and advance expenses to its directors and executive officers to the fullest extent permitted by law and Indemnitee's service as a director and/or an executive officer is in part in consideration of such indemnification rights; and

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, and to provide Indemnitee with specific contractual assurance that the protections promised by the WBCL and the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of Indemnitee's service as a director and/or an executive officer of the Company, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Company and Indemnitee agree as follows:

         1.    Contractual Nature of Existing Indemnification Provisions. The
               ---------------------------------------------------------
indemnification provisions contained in Subchapter VIII of the WBCL and Article VIII of the Bylaws, as in effect on the date hereof and as either may be amended to provide more advantageous indemnification rights to Indemnitee, shall be deemed to be a contract between the Company and Indemnitee and any amendment, modification, revocation or repeal of any of such provisions of Subchapter VIII of the WBCL or Article VIII of the Bylaws shall not limit any rights of Indemnitee hereunder to indemnification or the allowance of expenses.

         2.    Subrogation. In the event the Company shall make any payments
               -----------
pursuant to Subchapter VIII of the WBCL, Article VIII of the Bylaws or this Agreement, the Company shall be

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subrogated to the extent of such payments to all of the rights of recovery of
Indemnitee, who agrees to execute all documents required and to do everything that may be necessary or desirable to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

         3.    Defense and Settlement. In consideration of Indemnitee's rights
               ----------------------
to indemnification pursuant to this Agreement, the Indemnitee agrees to give written notice to the Company as soon as practicable of any claim ("Claim") made against him for which indemnity will or could be sought. In connection with any Claim, Indemnitee agrees to cooperate fully with the Company and to provide timely access to all relevant documents and other records in Indemnitee's possession or control. The Indemnitee agrees to provide the Company with all of the information, assistance and cooperation which the Company reasonably requests. Further, the Indemnitee agrees not to settle any Claim or otherwise assume any contractual obligation or admit any liability with respect to any Claim without the Company's written consent, which shall not be unreasonably withheld.

         4.    Non-Exclusivity. Nothing herein shall be deemed to diminish or
               ---------------
otherwise restrict Indemnitee's right to indemnification under any provision of the WBCL, the Company's Articles of Incorporation or the Bylaws.

         5.    Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with Wisconsin law.

         6.    Severability. The provisions of this Agreement are severable, and
               ------------
if any clause or provision hereof shall be held invalid or unenforceable in whole or part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision to the extent that such clause or provision is valid or enforceable, and shall not in any manner affect any other clause or provision of this Agreement.

         7.    Amendment. No amendment, modification, termination or
               ---------
cancellation of this Agreement shall be effective unless in writing and signed by the parties hereto.

         8.    Binding Effect. This Agreement shall be binding upon all
               --------------
successors and assigns of the Company (including any transferee of all or substantially all of the Company's assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

         9.    Effectiveness. This Agreement supersedes all previously executed
               -------------
indemnification agreements between the parties. The provisions of this Agreement shall cover claims, actions, suits and other proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions, which heretofore have taken place. By way of example but not of limitation, this Agreement shall apply to all liabilities, known or unknown, contingent or otherwise, that presently exist or arise in the future, regardless of whether the liabilities relate to activities of Indemnitee or the Company preceding or subsequent to the date of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        APOGENT TECHNOLOGIES INC.



                                        By:
                                            -----------------------------------
                                            Name:  Kenneth F. Yontz
                                            Title: Chairman of the Board


                                            ---------------------------------
                                            Robert V. Ahlgren